UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

OSL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-108690	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 First Avenue New York, NY 10028
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-419-4900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 15, 2011, OSL Holdings Inc. (the “Company”), entered into a Share Cancellation and Reissue Agreement and Release (the “Agreement”) by and among the Company, the Company’s wholly-owned subsidiary, Office Supply Line, Inc., a Nevada corporation, (“OSL”), Corporate Diversity Solutions, Inc., a New Jersey Corporation (“CDS”), David Wernon, Chris Georgiou, Mary Georgiou, Pat Lorusso, Joe Rappapaort, Elizabeth Miller, Jennifer Scorzelli (the “Departing Shareholders”), Stacey Scarpa (the “Remaining Shareholder”), and Ken Scarpa, to acquire a 50% equity interest of CDS, 48% to be owned by OSL and 2% to be owned by designees of OSL.

Pursuant to the terms of the Agreement, all the Departing Shareholders will cancel their shares of CDS.  In consideration for the cancelation of shares, CDS will indemnify and relieve the Departing Shareholders from any liabilities incurred by CDS.

Further, the Company will provide 100,000 shares of its common stock, par value $0.001 per share, each to Mr. Wernon and Mr. Lorusso at the time the Agreement is executed, and an additional 100,000 shares of its common stock, par value $0.001 per share, each to Mr. Wernon and Mr. Lorusso, when Mr. Wernon and Mr. Lorusso obtain a release of liability from Lester Halbrick to CDS, the Remaining Shareholder and Mr. Scarpa.

Additionally, OSL will request that United Stationers Inc., a supplier of CDS,  release all Departing Shareholders from any liability and OSL and CDS shall indemnify all Departing Shareholders until such release is obtained.

The designees of OSL to acquire 2% of CDS were Linda Feder, the wife of Eli Feder, the Company’s President and CEO, and Andrea Kotch, the wife of Eric Kotch, the Company’s CFO and a director of the Company.

About CDS

CDS is a Tier 1 Diversity Business distributor of office products and related services to Fortune 1000 companies in North America. The company was founded in 2008 when four women, who spent a majority of their careers in the Office Products industry, decided to form a partnership combining their business experiences. CDS also utilized the resources and expertise of family members who had significant experience in executive management, and all facets of distribution.

With strong focus on technology and e-commerce based solutions combined with over 100 years of combined Office Products distribution experience within its growing staff, CDS has become one of the fastest growing distributors in North America by utilizing a solid foundation to provide practical solutions to the industry. It is supported by a team of veterans, who know how to manage the unique needs of large, complex, commercial businesses.

The foregoing descriptions of the terms of the Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 2.1, respectively, to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to Mr. Wernon and Mr. Lorusso in connection with the Agreement were done through a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 8.01 OTHER EVENTS

On December 15, 2011, the Company issued a press release announcing the acquisition of CDS, a copy of which is attached to this Report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Audited financial statements of CDS for the year ended December 31, 2010 will be filed by amendment within 71 days of the date of this Report.

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment within 71 days of the date of this Report.

(d)	Exhibits

Exhibit No.	Description

2.1	Share Cancellation and Reissued Agreement and Release
99.1	Press Release
99.2	Financial Statements of CDS for the year ended December 31, 2010 (1)
99.3	Pro Forma Financial Information (1)

(1)	To be filed by Amendment.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2011
OSL HOLDINGS INC.

By:	/s/ Eli Feder
Eli Feder President and Chief Executive Officer
By:	/s/ Eric Kotch
Eric Kotch Chief Financial Officer, Treasurer and Secretary